CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
KLA-TENCOR CORPORATION
KLA-Tencor Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
1.The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the Delaware on July 9, 1975.
2.Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.
3.Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted this Certificate of Amendment.

4.The first paragraph of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
“The name of the Corporation is KLA Corporation.”
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 19th day of June, 2019.

KLA-TENCOR CORPORATION
a Delaware corporation

By: /s/ Richard P. Wallace
Name: Richard P. Wallace
Title: President and Chief Executive Officer